EXHIBIT 23.2

                       ACCOUNTANTS' CONSENT


The Board of Directors
Comtex Scientific Corporation

     We consent to the incorporation by reference in the Registration Statement pertaining to the Comtex Scientific Corporation 1995 Stock Option Plan of our report dated September 10, 1997, with respect to the financial statements of Comtex Scientific Corporation included in its Annual Report (Form 10-K) for the year ended June 30, 1997.



                             /S/ ERNST & YOUNG
                             Ernst & Young

Vienna, Virginia
september 30, 1997